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                                                                      EXHIBIT 21

                    WHITE RIVER CORPORATION AND SUBSIDIARIES

                             DIRECTORS AND OFFICERS

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                          CCC INFORMATION
WHITE RIVER CORPORATION   SERVICES GROUP INC.                WHITE RIVER PARTNERS
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
Directors:                Directors:                         Directors:
GORDON S. MACKLIN,        DAVID M. PHILLIPS, CHAIRMAN        BRUCE D. BERGER, CHAIRMAN
 CHAIRMAN                 JOHN J. BYRNE                      Michael E.B. Spicer
 Former Chairman of       MORGAN W. DAVIS                    ALAN DURNIN
 Hambrecht & Quist and    THOMAS L. KEMPNER
 former President of      GORDON S. MACKLIN                  Officers:
 NASD                     ROBERT T. MARTO
PATRICK M. BYRNE          MICHAEL R. STANFIELD               BRUCE D. BERGER
 Chairman, President and                                      President and
 Chief                    Officers:                           Chief Executive Officer
 Executive Officer of     DAVID M. PHILLIPS
 Centricut, LLC            Chairman, Chief Executive Officer ALAN DURNIN
ANDREW DELANEY             and President                      Vice President and Treasurer
 Former Chairman of       JOHN BUCKNER
 American General          President,
 Corporation               Automotive Services Division
ROBERT T. MARTO           LEONARD L. CIARROCCHI
 Former President and      Executive Vice President--
 Chief                     Chief Financial Officer
 Executive Officer of     J. LAURENCE COSTIN JR.
 White River               Vice Chairman
                          MICHAEL P. DEVEREUX
Officers:                  Vice President, Controller--
GORDON S. MACKLIN         CHIEF ACCOUNTING OFFICER
 President and             Blain R. Ornburg
 Chief Executive Officer   President--
MICHAEL E.B. SPICER        Outsourcing Division
 Chief Financial          GITHESH RAMAMURTHY
 Officer,                  Chief Technology Officer and
 Treasurer and Corporate   President--Insurance Division
 Secretary

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                   WHITE RIVER CORPORATION AND SUBSIDIARIES

                             CORPORATE INFORMATION

                          PRINCIPAL EXECUTIVE OFFICE

White River Corporation
Two Gannett Drive, Suite 200
White Plains, NY 10604
(914) 251-0237

                         TRANSFER AGENT AND REGISTRAR
                               FOR COMMON STOCK

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, NJ 07303-2500

  Stockholders may obtain information about transfer requirements, replacement dividend checks, duplicate 1099 forms and changes of address by calling the Transfer Agent's Telephone Response Center at (201) 324-1644. Please be prepared to provide your tax identification or social security number, description of securities and address of record. Other inquiries concerning your stockholder account should be addressed in writing to the Transfer Agent and Registrar.

                                          Independent Auditors

                                          Ernst & Young LLP
                                          1111 Summer Street
                                          Stamford, CT 06905

                             STOCKHOLDER INQUIRIES

  Written stockholder inquiries should be sent to the Corporate Secretary at White River's principal executive office. Written inquiries from the investment community should be directed to the Investor Relations Department at the same address.

                            ADDITIONAL INFORMATION

  This Annual Report to Stockholders and Form 10-K contains all of the information filed with the Commission, excluding the exhibits to Form 10-K. A listing of such exhibits appears on pages 38 and 39 of this Annual Report. Copies of exhibits will be provided upon request for a nominal charge. Written or telephone requests should be directed to the Investor Relations Department at White River's principal executive office.